Exhibit 99.1

Neuronetics Reports First Quarter 2026 Financial and Operating Results

MALVERN, PA., May 5, 2026 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company” or “Neuronetics”), a vertically integrated, commercial stage, medical technology and healthcare company with a strategic vision of transforming the lives of patients whenever and wherever they need help, with the leading neurohealth therapies in the world, today announced its financial and operating results for the first quarter of 2026.

First Quarter 2026 Highlights

•	First quarter 2026 revenue of $34.5 million, up 8% compared to the first quarter 2025

•	U.S. clinic revenue of $21.5 million, up 15% compared to the first quarter 2025

•	Shipped 34 NeuroStar systems in the US; a 10% increase compared to the first quarter 2025

•	Net cash used in operations of $9.4 million, a reduction of $7.6 million compared to $17.0 million in the first quarter 2025

Recent Operational Highlights

•	Optum/UHC/UBH expanded its TMS clinical policy to allow nurse practitioners to order, supervise, and administer NeuroStar Advanced Therapy

“I’m encouraged by our first quarter performance, which reflects the team’s continued execution on revenue growth, operational efficiency, and cash management. Our clinic business delivered double-digit growth, we reduced operating expenses, and we meaningfully improved our operating cash flow versus the first quarter of last year,” said Dan Reuvers, President and Chief Executive Officer of Neuronetics. “Looking ahead, I believe there is significant value in this business that has yet to be fully realized. We have the leading technology in TMS, a national clinic platform with real growth runway, and a team that is driving operational execution. Our team is focused on delivering better outcomes for our customers and patients, as well as long term value for our shareholders.”

First Quarter 2026 Financial and Operating Results for the Three Months Ended March 31, 2026

	Revenues by Geography Three Months Ended March 31,
	2026	2025
	Amount	Amount	% Change
	(Unaudited; in thousands, except percentages)
U.S.	$34,226	$31,483	9%
International	228	492	(54)%

Total revenues	$34,454	$31,975	8%

Total revenue for the three months ended March 31, 2026 was $34.5 million, an increase of $2.5 million, or 8%, compared to the three months ended March 31, 2025 revenue of $32.0 million. The increase in revenue was primarily driven by higher U.S. clinic revenue, which increased to $21.5 million in the first quarter of 2026 from $18.7 million in the first quarter of 2025, reflecting strong growth since the Greenbrook acquisition and continued expansion of SPRAVATO®, including the buy and bill model.

	U.S. Revenues by Product Category Three Months Ended March 31,
	2026	2025
	Amount	Amount	% Change
	(Unaudited; in thousands, except percentages)
NeuroStar Advanced Therapy System	$3,203	$2,846	13%
Treatment sessions	9,122	9,612	(5)%
Clinic revenue	21,529	18,659	15%
Other	372	366	2%

Total U.S. revenues	$34,226	$31,483	9%

U.S. NeuroStar Advanced Therapy System revenue for the three months ended March 31, 2026 was $3.2 million, an increase of 13% compared to $2.8 million in the first quarter of 2025. For the three months ended March 31, 2026, the Company shipped 34 systems.

U.S. treatment session revenue was $9.1 million for the three months ended March 31, 2026, a decrease from $9.6 million for the three months ended March 31, 2025.

U.S. clinic revenue was $21.5 million for the three months ended March 31, 2026, compared to $18.7 million for the three months ended March 31, 2025, representing an increase of 15%.

Gross margin for the first quarter of 2026 was 46.9% compared to the first quarter of 2025 gross margin of 49.2%. The decrease in gross margin was primarily a result of mix.

Operating expenses during the first quarter of 2026 were $25.1 million, a decrease of $1.6 million, or 6%, compared to $26.8 million in the first quarter of 2025, mainly attributable to savings in general, administrative, sales and marketing expenses.

Net loss for the first quarter of 2026 was $(10.8) million, or $(0.16) per share, as compared to $(12.7) million, or $(0.21) per share, in the first quarter of 2025. Net loss per share was based on 69,589,144 and 61,464,725 weighted average common shares outstanding for the first quarters of 2026 and 2025, respectively.

As of March 31, 2026, the Company held $19.0 million in total cash, consisting of cash and cash equivalents of $13.2 million and $5.8 million of restricted cash, which is compared to $34.1 million as of December 31, 2025. As previously announced, the Company made a one-time principal payment of $5.0 million in March to reduce its debt obligation and ongoing interest expense.

Optum/UHC/UBH expanded its TMS clinical policy to allow Nurse Practitioners to order, supervise, and administer NeuroStar Advanced Therapy

Optum/United Healthcare/United Behavioral Health (“Optum/UHC/UBH”) has expanded its transcranial magnetic stimulation (“TMS”) clinical policy to allow psychiatric mental health nurse practitioners (“PMHNPs”) to order, supervise, and administer NeuroStar Advanced Therapy, significantly broadening access to this non-drug, non-invasive treatment for major depressive disorder (“MDD”). Previously limited to psychiatrists, the updated policy applies to PMHNPs practicing in states with full practice authority and extends access across 26 states and Washington, D.C., reaching approximately 34.8 million covered lives. This milestone policy change is expected to enhance patient access—particularly in underserved communities—by enabling more qualified providers to deliver NeuroStar TMS Therapy, a clinically proven option for patients who have not achieved adequate relief from antidepressant medications.

Business Outlook

For the second quarter of 2026, the Company expects total revenue growth in the mid-single digits.

For the full year 2026, Neuronetics continues to expect:

•	Total revenue between $160 million and $166 million;

•	Gross margin between 47% and 49%;

•	Operating expenses between $100 million and $105 million, inclusive of approximately $8.5 million of non-cash stock-based compensation;

•	Cash flow from operations between negative $13 million and negative $17 million;

Webcast and Conference Call Information

The conference call will be broadcast live in listen-only mode via webcast at https://edge.media-server.com/mmc/p/3pztkve5. To listen to the conference call on your telephone, you may register for the call here. While it is not required, it is recommended you join 10 minutes prior to the event start.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc. (“Greenbrook”) treatment centers across the United States, offering NeuroStar Advanced Therapy for the treatment of MDD and other mental health disorders. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults and is backed by what we believe is the largest clinical data set of any TMS treatment system for depression. Greenbrook treatment centers also offer SPRAVATO® (esketamine) Nasal Spray, a prescription medicine indicated for the treatment of treatment-resistant depression (“TRD”) in adults as monotherapy or in conjunction with an oral antidepressant. It is also indicated for depressive symptoms in adults with MDD with acute suicidal ideation or behavior in conjunction with an oral antidepressant.1

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2026, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility; our self-sustainability and existing cash balance; and our ability to achieve positive cash flows. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, as may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

NEURONETICS, INC.

Consolidated Statements of Operations

(Unaudited; In thousands, except per share data)

	Three Months ended
	March 31,
	2026	2025
Revenues
Products and other	$12,925	$13,316
Services	21,529	18,659

Total Revenue	34,454	31,975

Cost of revenues
Products and other	2,858	3,150
Services	15,442	13,087

Total Cost of revenues	18,300	16,237

Gross profit	16,154	15,738

Operating expenses:
Sales and marketing	10,737	11,999
General and administrative	13,048	13,137
Research and development	1,364	1,616

Total operating expenses	25,149	26,752

Loss from operations	(8,995)	(11,014)

Other (income) expense:
Interest expense	2,266	1,922
Loss on extinguishment of debt	539	—
Other income, net	(1,020)	(247)

Net loss	$(10,780)	$(12,689)

Less: Net gain (loss) attributable to non-controlling interest	10	(14)

Net loss attributable to Neuronetics stockholders’	(10,790)	(12,675)

Net loss per share of common stock outstanding, basic and diluted attributable to Neuronetics stockholders	$(0.16)	$(0.21)

Weighted average common shares outstanding, basic and diluted	69,589	61,465

NEURONETICS, INC.

Consolidated Balance Sheets

(Unaudited; In thousands, except per share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,214	$28,134
Restricted cash	5,750	6,000
Accounts receivable, net of allowance for credit losses of $780 and $1,043 as of March 31, 2026 and December 31, 2025, respectively	15,809	16,469
Inventory	4,715	4,327
Current portion of net investments in sales-type leases	257	225
Current portion of prepaid commission expense	2,900	3,050
Current portion of note receivables	401	424
Prepaid expenses and other current assets	4,129	2,922

Total current assets	47,175	61,551

Property and equipment, net	3,874	4,466
Goodwill	23,622	23,622
Intangible assets, net	17,785	18,149
Operating lease right-of-use assets	23,069	23,560
Net investments in sales-type leases	108	98
Prepaid commission expense	7,464	7,972
Long-term notes receivable	92	151
Other assets	2,251	1,982

Total assets	$125,440	$141,551

Liabilities and Equity
Current liabilities:
Accounts payable	$11,433	$10,739
Accrued expenses	9,596	12,316
Current portion of deferred revenue	833	753
Deferred and contingent consideration	250	500
Other payables	751	652
Current portion of operating lease liabilities	5,422	5,561

Total current liabilities	28,285	30,521

Long-term debt, net	61,297	65,807
Other long term liabilities	71	—
Deferred revenue	58	48
Operating lease liabilities	18,669	18,935

Total liabilities	108,380	115,311

Commitments and contingencies
Equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding on March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 69,583 and 68,994 shares issued and outstanding on March 31, 2026 and December 31, 2025, respectively	696	690
Additional paid-in capital	482,146	480,475
Accumulated deficit	(469,577)	(458,787)

Total Stockholders’ equity	13,265	22,378
Non-controlling interest	3,795	3,862

Total equity	17,060	26,240

Total liabilities and equity	$125,440	$141,551

NEURONETICS, INC.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,780)	$(12,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	745	911
Allowance for credit losses	(267)	—
Inventory impairment	(30)	5
Share-based compensation	1,677	1,444
Non-cash interest expense	256	189
Loss on extinguishment of debt	539	—
Loss on disposal of property and equipment	270	—
Changes in certain assets and liabilities:
Accounts receivable, net	1,008	(2,627)
Inventory	(432)	175
Net investments in sales-type leases	(43)	14
Prepaid commission expense	658	401
Prepaid expenses and other assets	(1,121)	1,785
Accounts payable	559	(2,638)
Accrued expenses	(2,720)	(3,511)
Other liabilities	170	(193)
Deferred revenue	90	(259)

Net cash used in operating activities	(9,421)	(16,993)

Cash flows from investing activities:
Purchases of property and equipment and capitalized software	(197)	(219)
Proceeds from the sale of property and equipment	25	—
Net cash used in investing activities	(172)	(219)

Cash flows from financing activities:
Repayment of deferred and contingent consideration	(250)	—
Repayment of long-term debt	(5,000)	—
Payment for debt extinguishment cost	(250)	—
Proceeds from the issuance of common stock	—	20,700
Payments of common stock offering issuance costs	—	(1,731)
Distribution to non-controlling interest	(77)	—
Proceeds from exercises of stock options	—	8

Net cash (used in) provided by financing activities	(5,577)	18,977

Net increase (decrease) in Cash, Cash equivalents and Restricted cash	(15,170)	1,765
Cash and cash equivalents and restricted cash and cash equivalents, beginning of period	34,134	19,459

Cash and cash equivalents and restricted cash and cash equivalents, end of period	$18,964	$21,224

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	13,214	20,224
Restricted cash and cash equivalents	5,750	1,000

Total cash, cash equivalents and restricted cash	$18,964	$21,224

Non-GAAP Financial Measures (Unaudited)

EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the U.S. (“GAAP”), and should not be construed as a substitute for, or superior to, GAAP net loss. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes that the addition of the non-GAAP financial measures provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported net loss to EBITDA and Adjusted EBITDA:

	Three Months ended March 31,
	2026	2025
	(in thousands)
Net loss attributable to Neuronetics stockholders’	$(10,790)	$(12,675)
Interest expense, net	1,246	1,675
Income taxes	—	—
Depreciation and amortization	745	911

EBITDA	$(8,799)	$(10,089)

Stock based compensation (Note. 1)	1,677	1,444
Loss on extinguishment of debt (Note.2)	539	—

Adjusted EBITDA	$(6,583)	$(8,645)

Footnotes

1.

Stock-based compensation consists of expenses related to restricted stock units. We exclude these expenses from our non-GAAP financial measures because they are non-cash charges that we do not consider reflective of our core ongoing operational performance. While share-based compensation is a recurring expense and a key part of our employee retention strategy, excluding it allows management and investors to compare our operational profitability more consistently against prior periods and industry peers.

2.

In connection with its $5 million repayment of debt in the first quarter of 2026 to Perceptive Advisors, LLC, the Company recorded a total loss on partial debt extinguishment of approximately $0.5 million. This infrequent and non-recurring expense is removed from EBITDA in order to provide a more accurate reflection of the Company’s core operational performance for the period presented.

References

1 The effectiveness of SPRAVATO® in preventing suicide or in reducing suicidal ideation or behavior has not been demonstrated. Use of SPRAVATO® does not preclude the need for hospitalization if clinically warranted, even if patients experience improvement after an initial dose of SPRAVATO®. For more important safety information about SPRAVATO®, please visit spravatohcp.com.